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                                                                    Exhibit 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated April 12, 1999, on the financial statements of Star System, Inc. for the year ended December 31, 1998 included in Concord's Registration Statement (Form S-3, No. _________) and related Prospectus.


ARTHUR ANDERSEN LLP

Phoenix, Arizona
May 14, 2001